UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Frank Jiang has resigned as Chief Executive Officer of Great China International Holdings, Inc. (the “Company”) and as a director and as Chairman of the Company’s Board of Directors, effective May 23, 2008.

Mr. Jiang Peng has been appointed as a member of the Company’s Board of Directors and to the office of Chairman of the Board. For his service as Chairman of the Board, Mr. Jiang will be paid a monthly salary of 50,000 RMB (approximately US$7,200). Mr. Jiang, age 45, is the brother of Mr. Frank Jiang and was formerly a director of the Company from July 2005 to July 2006. Mr. Jiang has served for over the past five years as the general manager of Shenyang Maryland International Industry Co., Ltd., a subsidiary of the Company, where he led the development of several large real estate projects, such as Chenglong Garden, Qiyun New Village, and the President Building. There were no transactions between the Company and Jiang Peng in 2007 and no transactions agreed or contemplated for 2008 that involve the payment of consideration in excess of US $120,000.

The Company’s current Chief Financial Officer, Wang Lirong, also resigned effective May 23, 2008, both as Chief Financial Officer and as a member of the Company’s Board of Directors. Sun Dongqing has been appointed as the Company’s new Chief Financial Officer and as a member of the Company’s Board of Directors, effective May 23, 2008. Sun Dongqing, age 37, graduated from Northeast University in 1991 with a major in Accounting. She began her career in 1992 with the Company’s affiliate, Maryland International Industry Co., Ltd. During the period 2003-2004, she was Chief Accountant of Shenyang Maryland International Industry Co., Ltd., real estate development branch, responsible for cost accounting and control, tax inspection and coordination of Shenyang Maryland and its subsidiaries. From 2005 to the present, she has been Financial Manager of Shenyang Maryland International Industry Co., Ltd. and President Building Management Centre, in charge of the affairs involving, among other things, domestic industry and commerce, taxation, and foreign exchange. The Company has entered into an employment agreement with Sun Dongqing, which provides for an initial term of two years and pursuant to which the Company has agreed to pay Sun Dongqing a base salary of 5,000 RMB (approximately US$720) per month. There were no transactions between the Company and Sun Dongqing in 2007 and no transactions agreed or contemplated for 2008 that involve the payment of consideration in excess of US $120,000.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Document

10.1	Employment Agreement with Sun Dongqing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: May 29, 2008	By:	/s/ Jiang Peng
Jiang Peng, Chairman of the Board